                        CONSENT AND RESTRUCTURING AGREEMENT

     THIS CONSENT AND RESTRUCTURING AGREEMENT (the "Agreement"), dated as of November _6_, 1998, is entered into by ResNet Communications, LLC, a Delaware limited liability company (the "Company"), ResNet Communications, Inc., a Delaware corporation ("ResNet"), and PRIMESTAR MDU, Inc., a Delaware corporation and successor in interest to TCI Satellite MDU, Inc. ("PRIMESTAR").

     A. WHEREAS, ResNet and PRIMESTAR, as the sole members of the Company, desire, subject to the conditions set forth below, to grant their respective consents (the "Consent") to a proposed transaction pursuant to a stock purchase agreement, dated the Closing Date (as defined below), among the Company, Shared Technologies Communications, Corp., a Delaware limited liability company ("STC"), and Interactive Cable Systems, Inc., a California corporation ("ICS"), whereby the constituent companies will each contribute to a newly formed wholly-owned subsidiary of such company (a "Contribution Sub" and in the case of the Company, the "ResNet Contribution Sub") substantially all of the assets of such company, subject to certain specified liabilities (in the case of the Company, such assets and liabilities being referred to as the "ResNet Business"), and exchange the capital stock of each Contribution Sub for capital stock in a newly formed Delaware corporation ("Newco") for designated percentages of Newco's common equity securities (collectively, the "Transaction;" the date of the consummation of the Transaction being the "Closing Date").

     B. WHEREAS, in connection with the closing of the Transaction, the parties desire to terminate and/or restructure certain agreements (collectively, the "Existing Agreements") entered into by the parties as of June 4, 1997, including, without limitation, (i) the limited liability company agreement of the Company (the "LLC Agreement"), (ii) an agreement relating to the purchase by the Company from PRIMESTAR of certain satellite receive equipment (the "Equipment Sale Agreement"), (iii) the provision by PRIMESTAR to the Company of a convertible credit facility repayable solely by the issuance of equity interests in the Company (the "Subordinated Convertible Term Loan Agreement"),
(iv) the grant of certain options (the "Option Agreement") and contingent warrants (the "Option Warrants") enabling PRIMESTAR to acquire additional equity interests in the Company, (v) the furnishing by PRIMESTAR to the Company of the PRIMESTAR-SM- DBS feed on a nationwide basis for multi-family dwelling units ("MDU") properties (the "Signal Availability Agreement"), (vi) a standstill agreement (the "Standstill Agreement"), (vii) a subscription agreement (the "Subscription Agreement"), (viii) a redemption agreement (the "Redemption Agreement"), (ix) a related letter agreement, dated June 4, 1997, from Toby DeWeese to Tim Flynn (the "Letter Agreement"), and (x) a management and shared services agreement (the "Management and Shared Services Agreement").

     NOW, THEREFORE, in consideration of the foregoing, and for other good consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   CONSENT TO THE TRANSACTION.   Subject to the satisfaction of the terms
and conditions set forth herein, the parties hereby consent to the Transaction.

     2.   RESTRUCTURING OF THE EXISTING AGREEMENTS.    Simultaneously with the
closing of the Transaction, the parties agree that:

     (a) The LLC Agreement will remain in full force and effect; PROVIDED, HOWEVER, that if determined by ResNet to be necessary or desirable in connection with the distribution of the Newco Shares contemplated under Section 4 hereof, the parties hereby consent to a dissolution of the Company and a liquidating distribution of its assets in accordance with applicable provisions of Delaware law.

     (b) The following Existing Agreements will be terminated and be of no further force or effect: (i) the Equipment Sale Agreement, (ii) the Subordinated Convertible Term Loan Agreement, (iii) the Option Agreement and the Option Warrants, (iv) the Standstill Agreement, (v) the Subscription Agreement, (vi) the Redemption Agreement, (vii) the Letter Agreement, and (viii) the Management and Shared Services Agreement;

     (c) The Signal Availability Agreement shall be assigned to, and assumed by Newco, pursuant to a form of assignment (the "Assignment") substantially in the form of EXHIBIT A hereto; PROVIDED, HOWEVER, that the Signal Availability Agreement shall be deemed to apply only to the Company's headend installations at the sites set forth on SCHEDULE I to the Assignment (all of which sites are subject to video services agreements of the Company existing on the Closing Date and contributed to Newco); PROVIDED, FURTHER, that as a condition to such assignment Newco shall be prohibited from offering digital overlays or digital tiers of any other DBS provider to any MDU property covered by the Signal Availability Agreement; and

     (d) The inter-company promissory note evidencing advances from ResNet to the Company shall be canceled and the outstanding amount due thereunder shall be deemed a capital contribution by ResNet to the Company.

     3.   NEWCO AGREEMENT.    ResNet and PRIMESTAR agree to cooperate in good
faith to explore opportunities for PRIMESTAR, Inc. and Newco to enter into a new signal carriage services agreement ("New PRIMESTAR Agreement").

     4. DISTRIBUTION OF NEWCO SHARES. The parties agree: (i) if PRIMESTAR and Newco are unable to reach an agreement with respect to the terms of a New PRIMESTAR Agreement, upon the written request of PRIMESTAR to be made on or before April 1, 1999, ResNet will purchase the member interest of PRIMESTAR in the Company for a purchase price of $5.4 million, payable in part by the exchange of IRD receivers previously purchased by the Company from PRIMESTAR and valued at the contract price paid by the Company for such equipment, with the remainder payable in cash on or prior to April 9, 1999; or (ii) if PRIMESTAR and Newco are able to reach an agreement with respect to the terms of a New PRIMESTAR Agreement, as soon as practicable following the execution and delivery of such agreement, the Company shall be dissolved and liquidated and the shares of Newco capital stock received in the Transaction will be distributed 14.26% to PRIMESTAR (representing 4.99% of Newco's outstanding equity ownership at the closing) (free and clear of all claims, liens, security interests and other encumbrances) and 85.74% to LNET, respectively.

     5.   REPRESENTATIONS.    Each of the parties, severally and not jointly,
hereby represents and warrants to each other party that (a) it is an entity duly organized and validly existing in good standing under the laws of the state of its formation; (b) it has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby; and (c) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such entity.

     6. EFFECTIVENESS. This Agreement shall become effective on the Closing Date simultaneously with the closing of the Transaction. In the event that the Closing Date does not occur on or prior to November 30, 1998, then at the election of any party and upon notice to the other parties, this Agreement shall terminate.

     7. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be amended, modified or supplemented only by an agreement in writing executed by each of the parties. Any term of this Agreement may be waived only with the written consent of the party sought to be bound.

     8. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed from this Agreement, and in either case the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, and each such executed counterpart will be an original instrument.

     10. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing herein shall be deemed to alter or amend in any respect the assignment provisions set forth in Section 13 of the Signal Availability Agreement.

     11.  NO JOINT VENTURE.   Nothing in this Agreement is intended to create
a joint venture or partnership between the parties. None of the parties undertakes by this Agreement or otherwise to perform any obligation of another party, whether regulatory or contractual, or to assume any responsibility for the business of any other party.

     12. FURTHER ASSURANCES. From time to time after the date hereof and without further consideration, the parties will execute and deliver, or arrange for the execution and delivery of, such other instruments or documents and take or arrange for such other actions as may reasonably be requested to give full effect to this Agreement and the transactions contemplated hereby.

     13. GOVERNING LAW. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement as of the date first indicated above.



                                   RESNET COMMUNICATIONS, INC.

                                   By:    /s/  Jeffrey T. Weisner
                                       ----------------------------------
                                   Its:   Vice President - Finance
                                       ----------------------------------


                                   RESNET COMMUNICATIONS, LLC

                                   By:  ResNet Communications, Inc.,
                                        as Managing Member

                                        By:  /s/ Jeffrey T. Weisner
                                           ------------------------------
                                        Its: Vice President, Finance
                                            -----------------------------


                                   PRIMESTAR MDU, INC.

                                   By:   /s/ William D. Myers
                                       ----------------------------------
                                   Its:  Vice President, Finance
                                       ----------------------------------



CONSENTED TO AND AGREED:

LODGENET ENTERTAINMENT CORPORATION

By:   /s/ Jeffrey T. Weisner
    ---------------------------------
Its:  Vice President, Finanace
    ---------------------------------

                                                                      EXHIBIT A

                   ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

     1. For good and valuable consideration, receipt of which is hereby acknowledged, ResNet Communications, LLC, a Delaware limited liability company ("Assignor"), does hereby sell, assign, transfer and set over as of the Closing Date (as defined below) to GLOBAL INTERACTIVE COMMUNICATIONS CORPORATION, a Delaware corporation ("Assignee"), all of Assignor's right, title and interest in and to that certain Signal Availability Agreement (the "Signal Availability Agreement"), dated as of June 4, 1997, between Assignor and PRIMESTAR MDU, Inc. ("PRIMESTAR"), as successor in interest to TCI Satellite MDU, Inc.; and Assignee hereby assumes the obligations of Assignor under, and agrees to be bound by the terms and conditions of, the Signal Availability Agreement as modified by Paragraph 3 below.

     2. This assignment is made pursuant to a Consent and Restructuring Agreement, dated as of November _6_, 1998, among Assignor, PRIMESTAR and the parties named therein, and is entered into in connection with a transaction pursuant to which Assignor and certain other parties will each contribute to Assignee substantially all of the assets of each such company, subject to certain specified liabilities, in exchange for capital stock in the parent corporation of Assignee (collectively, the "Transaction;" the date of the consummation of the Transaction being the "Closing Date").

     3. The terms of the Signal Availability Agreement shall hereby be amended such that:

     (a) The Signal Availability Agreement shall be deemed to apply only to Assignor's headend installations at the sites set forth on SCHEDULE I hereto (all of which sites are subject to video services agreements of the Assignor existing on the Closing Date and contributed to Assignee in connection with the Transaction);

     (b) As a condition to such assignment Assignee shall be prohibited from offering digital overlays or digital tiers of any direct broadcast satellite ("DBS") provider other than PRIMESTAR, Inc. to any multi-family dwelling unit property covered by the Signal Availability Agreement; and

     (c) Section 11(d) of the Signal Availability Agreement shall be deemed modified and restated as follows (except that the last unnumbered paragraph thereof beginning with the words "Subject to the provisions of Section 17" shall remain unmodified):

          "(d)   If for any reason other than an event of Force
          Majeure, Satellite is unable to provide the signal of the Programming Services, this Agreement shall terminate upon 90 days prior written notice from Satellite to ResNet. If this Agreement is terminated pursuant to this Section 11(d), ResNet shall use its best efforts to enter into an agreement to receive the signal of the Programming Services at the Headends from a signal provider (a "Compatible Signal Provider") that provides digital signals in a format compatible with the Equipment. If this Agreement is terminated pursuant to this Section 11(d) prior to December 31, 2003 and ResNet is not able to enter into an agreement with a Compatible Signal Provider, Satellite will pay to ResNet an amount equal to the price paid by ResNet for purchasing equipment that is compatible with the signals provided by the new signal provider (the "Incompatible Signal Provider") for all Headends included under this Agreement as of the date of termination, less the fair market value of the Equipment that is replaced, up to $200 per IRD for a maximum of 4,000 IRDs. Satellite shall have no liability to ResNet with respect to any increase in the transport fees payable by ResNet to the Incompatible Signal Provider over the amount of the Availability Fees payable by ResNet hereunder."

     (d) Section 3 of the Signal Availability Agreement shall be amended to add the following provision:

          "Satellite will sell to ResNet the integrated receiver-decoders ("IRDs") (limited to no more than 4,000 IRDs), low-noise block converters and other equipment specified on EXHIBIT A hereto (the "Equipment"). The price payable by ResNet for the Equipment shall equal Satellite's actual cost therefor. Payments will be made by ResNet in cash within 30 days after shipment by Satellite (which shipment shall be at Satellite's expense, but at ResNet's risk of loss) and receipt of Satellite's invoice specifying the purchase price and applicable sales taxes. Late payments shall bear interest at the rate of 1.5% per month (or the highest amount permitted by law, if lower). The Equipment sold by Satellite may be new from the manufacturer or may be previously authorized. Equipment consisting of previously authorized IRDs will be reconditioned in accordance with the standards set forth on EXHIBIT B hereto. For a period of 12 months from the date of delivery, Satellite or its authorized service representatives will repair or replace (at its option) the Equipment free of charge in the event of a defect in materials or workmanship. ResNet shall bear the cost of shipment to the repair location designated by Satellite and Satellite shall bear the cost of shipment of replacement/repaired Equipment to the designated ResNet location. The foregoing warranty does not apply to any appearance items of the Equipment that do not adversely affect the performance of the Equipment. The warranty will not apply if the Equipment is damaged as a result of (i) improper modification, alteration, maintenance, repair, connection or disconnection of the Equipment by anyone other than Satellite's authorized service representatives; (ii) improper use of the Equipment; (iii) conditions outside the control of Satellite; or (iv) accident, abuse or neglect. SATELLITE SHALL NOT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OF THE EQUIPMENT OR ARISING OUT OF ANY BREACH OF THIS WARRANTY. SATELLITE EXCLUDES AND DISCLAIMS ANY AND ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE."

          IN WITNESS WHEREOF, the Assignor, Assignee and PRIMESTAR have caused this Agreement to be signed as of the Closing Date.

                              ASSIGNOR:

                              RESNET COMMUNICATIONS, LLC

                              By:  ResNet Communications, Inc.,
                                   as Managing Member

                                   By:    /s/ Jeffrey T. Weisner
                                       ---------------------------------
                                   Its:   Vice President, Finance
                                       ---------------------------------

                              ASSIGNEE:
                              GLOBAL INTERACTIVE COMMUNICATIONS CORPORATION

                              By:    /s/ Carl Koenig
                                  ---------------------------------------------
                              Its:   Vice President, Secretary & General Counsel
                                  ---------------------------------------------

CONSENTED TO AND AGREED:

PRIMESTAR MDU, INC.

By:    /s/ William D. Myers
    -----------------------------------
Its:   Vice President, Finance
    -----------------------------------